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                               Exhibit 23(c)
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                     CONSENT OF KPMG PEAT MARWICK LLP
                     --------------------------------




We consent to the incorporation by reference in the Registration Statement on Form S-8 of Boatmen's Bancshares, Inc. for the Amended and Restated Fourth Financial Corporation 1986 Incentive Stock Option Plan of our report dated February 24, 1995 with respect to the consolidated balance sheets of Worthen Banking Corporation and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994 which report is included as an exhibit to the Boatmen's Bancshares, Inc. Form 8-K dated April 28, 1995. Our report refers to changes in the methods of accounting for investments in 1994 and income taxes in 1993.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP


Little Rock, Arkansas
January 29, 1996